Exhibit 24
                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS:

         WHEREAS, NYNEX Corporation, a Delaware corporation (hereinafter referred to as the "Company"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement with respect to additional shares of the Company's Common Stock (par value $1.00 per share) to be offered under the Company's Savings and Security Plan (Non-Salaried Employees); and

         WHEREAS, each of the undersigned is an officer or both an officer and a director of the Company;

         NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Ivan G. Seidenberg, Frederic V. Salerno and Mel Meskin, and each of them severally as attorneys for the undersigned and in the undersigned's name, place and stead, and in each of his offices and capacities as an officer or as both an officer and director of the Company, to execute and file such registration statement with respect to the additional shares of the Company's Common Stock (par value $1.00 per share) to be offered under the Company's Savings and Security Plan (Non-Salaried Employees), and thereafter to execute and file any amended registration statement or statements (including any post-effective amendments thereto) and any supplements thereto, with all exhibits thereto and other documents in connection therewith, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary and/or desirable to be done in and about the premises as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 16th day of January, 1997.


/s/ Ivan Seidenberg          /s/ Frederic V. Salerno          /s/ Mel Meskin
----------------------       --------------------------       ------------------
Ivan Seidenberg              Frederic V. Salerno              Mel Meskin
Chairman of the Board        Vice Chairman - Finance          Vice President and
and Chief Executive          and Business Development         Comptroller
Officer


State of  New York       )
                         )ss.:
County of Westchester    )


         On the 16th day of January, 1997 personally appeared before me, I. G. Seidenberg, F.V. Salerno and M. Meskin, to me known and known to me to be the persons described in and who executed the foregoing instrument, and they severally duly acknowledged to me that they and each of them executed and delivered the same for the purposes therein expressed.

         Witness my hand and official seal this 16th day of January, 1997.



                                              /s/ Ina H. Cailery
                                              --------------------------------
                                              Ina H. Cailery
                                              Notary Public, State of New York
                                              No. 4834371
                                              Qualified in Westchester County
                                              Commission Expires June 30, 1997

                                                                      Exhibit 24

                                POWER OF ATTORNEY
                                -----------------


         KNOW ALL MEN BY THESE PRESENTS:

         WHEREAS, NYNEX Corporation, a Delaware corporation (hereinafter referred to as the "Company"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement with respect to shares of the Company's Common Stock (par value $1.00 per share) to be offered under the Company's Savings and Security Plan (Non-Salaried Employees); and

         WHEREAS, the undersigned is a director of the Company;

         NOW, THEREFORE, the undersigned hereby constitutes and appoints Ivan G. Seidenberg, Frederic V. Salerno and Mel Meskin, and each of them severally, as attorneys for the undersigned and in the undersigned's name, place and stead as a director of the Company, to execute and file such registration statement with respect to the shares of the Company's Common Stock (par value $1.00 per share) to be offered under the Company's Savings and Security Plan (Non-Salaried Employees), and thereafter to execute and file any amended registration statement or statements (including any post-effective amendments thereto) and any supplements thereto, with all exhibits thereto and other documents in connection therewith, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary and/or desirable to be done in and about the premises as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 16th day of January 16, 1997.

/s/ John Brademas          /s/ Helene L. Kaplan            /s/ Walter V. Shipley
-----------------          --------------------            ---------------------
John Brademas              Helene L. Kaplan                Walter V. Shipley
Director                   Director                        Director

/s/ R. L. Carrion          /s/ Elizabeth T. Kennan         /s/ John R. Stafford
-----------------          -----------------------         --------------------
Richard L. Carrion         Elizabeth T. Kennan             John R. Stafford
Director                   Director                        Director

/s/ J.R. de Vink           /s/ Edward E. Phillips
----------------           ----------------------
Lodewijk J.R. de Vink      Edward E. Phillips
Director                   Director

/s/ Stanley P. Goldstein   /s/ Hugh B. Price
------------------------   -----------------
Stanley P. Goldstein       Hugh B. Price
Director                   Director

State of  New York       )
                         )ss.:
County of New York       )

         On the 16th day of January, 1997, personally appeared before me the Director, known to me to be the person described in and who executed the foregoing instrument, such person duly acknowledged to me that he or she executed and delivered the same for the purposes therein expressed.

         Witness my hand and official seal this 16th day of January, 1997


                                             /s/ Robert W. Erb
                                             -----------------
                                             Robert Erb
                                             Notary Public, State of New York
                                             No. 31-4808105
                                             Qualified in New York County
                                             Commission Expires January 31, 1997